UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2022

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2022, Athenex, Inc. (the “Company”) entered into a Limited Waiver (the “Waiver”) under the Revenue Interest Purchase Agreement (the “RIPA”) with affiliates of Sagard Healthcare Partners and funds managed by Oaktree Capital Management (together, the “Purchasers”), pursuant to which the Purchasers waived the obligation of the Company to wire the $7,500,000 held in a segregated account (the “Segregated Funds”) to Oaktree Fund Administration, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) under that certain Credit Agreement and Guaranty, dated as of June 19, 2020 by and among the Company, as borrower, the guarantors from time to time party thereto, the Administrative Agent and the Lenders (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) to be applied to the indebtedness under the Credit Agreement in accordance with the Credit Agreement. Accordingly, the Company has the right to use the Segregated Funds for its general corporate purposes.

Also on August 14, 2022, the Company entered into the Sixth Amendment to the Credit and Guaranty Agreement (the “Sixth Amendment”) with the Administrative Agent and the Lenders. Under the Sixth Amendment, the Lenders waived the Company’s obligation, if certain conditions in the RIPA and Credit Agreement had not been satisfied, to make an additional mandatory prepayment of the indebtedness under the Credit Agreement in the principal amount equal to $7,500,000, plus accrued and unpaid interest in respect of the principal amount being repaid and fees equal to 5% of the principal amount repaid, allocated as a 2.0% Exit Fee and 3.0% Prepayment Fee (each as defined in the Credit Agreement).

In addition, under the Sixth Amendment the Company agreed to, on or before September 30, 2022, make a mandatory prepayment in a principal amount equal to the amount by which $6,875,000 exceeds any mandatory prepayments made by the Company on or prior to September 30, 2022 from the proceeds of the sale of the Company’s China API business to TiHe Capital (Beijing) Co., Ltd. (“TiHe”) in accordance with the Equity Purchase Agreement, dated as of July 7, 2022, by and between the Company and TiHe. If the sale to TiHe is not completed after September 30, 2022, the Company must make a mandatory prepayment of principal equal to $6,875,000 on September 30, 2022. However, any such mandatory prepayment shall be credited against any mandatory prepayments otherwise required in respect of the sale to TiHe. In addition to the mandatory prepayment of principal described in this paragraph, the Company must pay accrued and unpaid interest in respect of the principal amount being repaid plus fees equal to 5% of the principal amount being repaid, allocated as a 2.0% Exit Fee and 3.0% Prepayment Fee (each as defined in the Credit Agreement).

The foregoing summary of the Waiver and the Sixth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Waiver and the Sixth Amendment, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Limited Waiver under Revenue Interest Purchase Agreement, by and among ATNX SPV, LLC, Athenex, Inc., and the Purchaser parties thereto, dated as of August 14, 2022.

10.2	Sixth Amendment to Credit and Guaranty Agreement, by and among Athenex, Inc., the Lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent for the Lenders, dated as of August 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: August 18, 2022	/s/ Joe Annoni
	Name:	Joe Annoni
	Title:	Chief Financial Officer